Exhibit 99.1
AirSculpt Technologies Reports Third Quarter Fiscal 2025 Results
MIAMI BEACH, Fla., November 7, 2025 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the third quarter ended September 30, 2025.
Yogi Jashnani, Chief Executive Officer, stated: “During the quarter, we made strong progress on our key initiatives that focused on new growth opportunities, margin improvement, and debt reduction. While third quarter revenue was lower than anticipated, this is reflective of timing, instead of the trajectory of our business. We see a broader market opportunity ahead driven by the structural shift in the aesthetics space due to GLP-1 use and we have begun to shape our strategy to realize this potential. As we enter the fourth quarter, we are experiencing an improvement in our same store sales trends and expect our expense discipline to result in EBITDA margin expansion year over year. Importantly, AirSculpt is scaled and trusted — strongly positioned at the intersection of aesthetics and the GLP-1. We have a solid balance sheet having completed our financing in Q2, reduced debt by $18 million and delivered positive cash flow year-to-date. I remain confident in our strategy and our ability to deliver long term consistent revenue and profit growth and increased value for our shareholders.
Separately, I am pleased to attract Michael Arthur to AirSculpt as Chief Financial Officer. He is a seasoned executive who brings public market experience and has led finance organizations through growth, complexity, and change. I’m confident he will add meaningfully to our leadership team. Michael starts January 5, 2026” concluded Mr. Jashnani.
Third Quarter 2025 Results
•Case volume was 2,780 for the third quarter of 2025, representing a 15.2% decline from the fiscal year 2024 third quarter case volume of 3,277;
•Revenue declined 17.8% to $35.0 million from $42.5 million in the fiscal year 2024 third quarter;
•Net loss for the quarter was $9.5 million compared to net loss of $6.0 million in the fiscal year 2024 third quarter; and
•Adjusted EBITDA was $3.0 million compared to $4.7 million in the fiscal year 2024 third quarter.
First Nine Months 2025 Results
•Case volume was 9,248, a decline of 15.7% from the first nine months of fiscal year 2024 case volume of 10,972;
•Revenue declined 16.1% to $118.4 million from $141.2 million in the first nine months of fiscal year 2024;
•Net loss was $13.0 million compared to $3.2 million in the first nine months of fiscal year 2024; and
•Adjusted EBITDA was $12.6 million compared to $18.9 million in the first nine months of fiscal year 2024.
2025 Outlook
The Company is updating its full year 2025 revenue and adjusting its full year 2025 adjusted EBITDA guidance to the lower bound of the previous range as follows:
•Revenues of approximately $153 million, compared to the previous range of $160 to $170 million
•Adjusted EBITDA of approximately $16 million
For additional information on forward-looking statements, see the section titled "Forward-Looking Statements" below.
Liquidity
As of September 30, 2025, the Company had $5.4 million in cash and cash equivalents, with $5.0 million of borrowing capacity under its revolving credit facility. The Company generated $5.6 million in operating cash flow for the nine months ended September 30, 2025, compared to $6.8 million for the same period of 2024. The Company was compliant with its bank covenants as of the end of the third quarter of fiscal year 2025.

Conference Call Information
AirSculpt will hold a conference call today, November 7, 2025 at 8:30 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (toll-free domestic) or 1-201-493-6779 (international) using the conference ID 13753206 or by visiting the link below to request a return call for instant telephone access to the event.
https://callme.viavid.com/viavid/?callme=true&passcode=13725116&h=true&info=company&r=true&B=6
The live webcast may be accessed via the investor relations section of the AirSculpt Technologies website at https://investors.airsculpt.com. A replay of the webcast will be available for approximately 90 days following the call.
To learn more about AirSculpt, please visit the Company's website at https://investors.airsculpt.com. AirSculpt uses its website as a channel of distribution for material Company information. Financial and other material information regarding AirSculpt is routinely posted on the Company's website and is readily accessible.
About AirSculpt
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.
Forward-Looking Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. You are cautioned that there are important risks and uncertainties, many of which are beyond our control, that could cause our actual results, level of activity, performance, or achievements to differ materially from the projected results, level of activity, performance or achievements that are expressed or implied by such forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.
Our future results could be affected by a variety of other factors, including, but not limited to, inability to sell equity or other securities in the future at a time when we might otherwise wish to effect sales; inability to raise capital on commercially reasonable terms, if at all; the risk that any future financings may dilute our stockholders or restrict our business; failure to stabilize same-store performance; not being able to optimize our marketing investment, go-to-market strategy and sales process; not having the ability to expand our financing options for consumers; being unsuccessful in further product innovations; failure to operate centers in a cost-effective manner; increased operating expenses due to rising inflation; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from natural disasters, war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and in other filings we make from time to time with the SEC could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks and uncertainties that are currently unknown to us or that we are unable to predict at this time.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date they were made, which are inherently subject to change, and we are under no duty and we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.
Use of Non-GAAP Financial Measures
The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures. Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands, except shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$34,993	$42,548	$118,376	$141,172
Operating expenses:
Cost of service	14,864	17,766	48,015	54,635
Selling, general and administrative(1)(2)	19,525	25,495	63,964	75,525
Depreciation and amortization	3,217	3,003	9,705	8,693
Loss on impairment of long-lived assets (3)	7,137	—	7,245	4
Total operating expenses	44,743	46,264	128,929	138,857
(Loss)/income from operations	(9,750)	(3,716)	(10,553)	2,315
Interest expense, net	1,407	1,591	4,594	4,638
Pre-tax net loss	(11,157)	(5,307)	(15,147)	(2,323)
Income tax (benefit)/expense	(1,645)	733	(2,197)	894
Net loss	$(9,512)	$(6,040)	$(12,950)	$(3,217)

Loss per share of common stock
Basic	$(0.15)	$(0.10)	$(0.22)	$(0.06)
Diluted	$(0.15)	$(0.10)	$(0.22)	$(0.06)
Weighted average shares outstanding
Basic	62,436,670	57,650,923	60,202,169	57,543,678
Diluted	62,436,670	57,650,923	60,202,169	57,543,678
(1)    During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.
(2)    During the third quarter of fiscal year 2025, the Company recorded $1.0 million in rent expense due to the accelerated amortization of the right-of-use asset related to its London facility. For further discussion, see Note 1 to the condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.
(3)    During the third quarter of fiscal year 2025, the Company recorded a $4.6 million loss related impairing a portion of the Salesforce implementation project and a $2.3 million loss related to the planned closure of the London facility and impairment of its fixed assets. For further discussion, see Note 1 to the condensed consolidated financial statements included in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	September 30, 2025	December 31, 2024
Balance Sheet Data (at period end):
Cash and cash equivalents	$5,405	$8,235
Total current assets	12,218	17,117
Total assets	$185,920	$209,996

Current portion of long-term debt	$5,005	$4,250
Deferred revenue and patient deposits	880	1,169
Total current liabilities	24,162	28,609
Long-term debt, net	51,908	65,456
Revolving credit funds payable	—	5,000
Total liabilities	$103,815	$130,706

Total stockholders’ equity	$82,105	$79,290

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$(225)	$1,830	$5,627	$8,637
Investing activities	(180)	(4,899)	(2,346)	(10,479)
Financing activities	(2,379)	(825)	(6,111)	(2,448)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Other Data:
Number of facilities	32	31	32	31
Number of total procedure rooms	67	65	67	65

Cases	2,780	3,277	9,248	10,972
Revenue per case	$12,587	$12,984	$12,800	$12,867
Adjusted EBITDA (1)	$3,039	$4,666	$12,629	$18,871
Adjusted EBITDA margin (2)	8.7%	11.0%	10.7%	13.4%

(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Same-center Information (1):
Cases	2,580	3,244	8,436	10,882
Case growth	(20.5)%	N/A	(22.5)%	N/A
Revenue per case	$12,574	$12,916	$12,777	$12,796
Revenue per case growth	(2.6)%	N/A	(0.1)%	N/A
Number of facilities	30	30	30	30
Number of total procedure rooms	63	63	63	63

(1) For the three months ended September 30, 2025 and 2024, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the three months ended September 30, 2025 and 2024, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the three months ended September 30, 2025 in which such facilities were owned and operated during the three months ended September 30, 2024. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of September 30, 2024. Beginning September 30, 2025, we have excluded the London facility from all periods presented due to the closure of the facility.

For the nine months ended September 30, 2025 and 2024, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the nine months ended September 30, 2025 and 2024, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the nine months ended September 30, 2025 in which such facilities were owned and operated during the nine months ended September 30, 2024. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of September 30, 2024. Beginning September 30, 2025, we have excluded the London facility from all periods presented due to the closure of the facility.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures.
We define Adjusted EBITDA as net loss excluding depreciation and amortization, net interest expense, income tax (benefit)/expense, restructuring and related severance costs, loss on impairment of long-lived assets, and equity-based compensation.
We define Adjusted Net Income as net loss excluding restructuring and related severance costs, loss on impairment of long-lived assets, equity-based compensation and the tax effect of these adjustments.
We include Adjusted EBITDA and Adjusted Net Income because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA and Adjusted Net Income each to be an important measure because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments. Adjusted Net Income has limitations as an analytical tool because it does not include results from equity-based compensation.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income per Share as Adjusted Net Income divided by weighted average basic and diluted shares. We included Adjusted EBITDA Margin and Adjusted Net Income per Share because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin and Adjusted Net Income per Share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net (loss)/income, the most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(9,512)	$(6,040)	$(12,950)	$(3,217)
Plus
Equity-based compensation(1)	1,125	3,430	3,716	1,522
Restructuring and related severance costs	1,310	1,099	2,516	5,487
Depreciation and amortization	3,217	3,003	9,705	8,693
Loss on impairment of long-lived assets (2)	7,137	—	7,245	4
Litigation settlements(3)	—	850	—	850
Interest expense, net	1,407	1,591	4,594	4,638
Income tax (benefit)/expense	(1,645)	733	(2,197)	894
Adjusted EBITDA	$3,039	$4,666	$12,629	$18,871
Adjusted EBITDA Margin	8.7%	11.0%	10.7%	13.4%

(1) During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 for further discussion.

(2) During the third quarter of fiscal year 2025, the Company recorded a $4.6 million loss related impairing a portion of the Salesforce implementation project and a $2.3 million loss related to the planned closure of the London facility and impairment of its fixed assets. For further discussion, see Note 1 to the condensed consolidated financial statements included in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 for further discussion.

(3) This amount relates to settlement costs for non-recurring litigation of $0.9 million for the three and nine months ended September 30, 2024. For further discussion, see Note 9 to the condensed consolidated financial statements included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 for further discussion.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted Net Income and Adjusted Net Income per Share to net income/(loss), the most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025		2024
Net loss	$(9,512)	$(6,040)	$(12,950)		$(3,217)
Plus
Equity-based compensation(1)	1,125	3,430	3,716		1,522
Restructuring and related severance costs	1,310	1,099	2,516		5,487
Loss on impairment of long-lived assets (2)	7,137	—	7,245		4
Litigation settlements (3)	—	850	—	—	850
Tax effect of adjustments	(2,462)	(717)	(2,850)		996
Adjusted net income	$(2,402)	$(1,378)	$(2,323)		$5,642

Adjusted net income (loss) per share of common stock (4)
Basic	$(0.04)	$(0.02)	$(0.04)		$0.10
Diluted	$(0.04)	$(0.02)	$(0.04)		$0.10
Weighted average shares outstanding
Basic	62,436,670	57,650,923	60,202,169		57,543,678
Diluted	62,436,670	57,650,923	60,202,169		58,289,022
(1)    During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.
(2)    During the third quarter of fiscal year 2025, the Company recorded a $4.6 million loss related impairing a portion of the Salesforce implementation project and a $2.3 million loss related to the planned closure of the London facility and impairment of its fixed assets. For further discussion, see Note 1 to the condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.
(3)    This amount relates to settlement costs for non-recurring litigation of $0.9 million for the three and nine months ended September 30, 2024. For further discussion, see Note 9 to the condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.
(4)    Diluted Adjusted Net Income Per Share is computed by dividing adjusted net income by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock.

Investor Contact
Allison Malkin
ICR, Inc.
airsculpt@icrinc.com